Exhibit 99.1

Aterian Reports First Quarter 2022 Results

Reports First Quarter 2022 Net Revenue of $41.7 Million

First Quarter Cash Balance of $44.3 Million

NEW YORK, May 9, 2022 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	First quarter 2022 net revenue declined 13.3% to $41.7 million, compared to $48.1 million in the first quarter of 2021.
•	First quarter 2022 gross margin improved to 56.6%, compared to 54.1% in the first quarter of 2021.
•	First quarter 2022 contribution margin declined to 9.2% from 12.7% in the first quarter of 2021, primarily due to global supply chain disruptions and inflation.
•

First quarter 2022 operating loss of $(36.3) million declined, compared to a loss of $(27.8) million in the first quarter of 2021.  First quarter 2022 operating loss includes a gain of $2.8 million from the net change in fair value and settlement of earn-out liabilities, $29.0 million of impairment loss on goodwill, and $2.9 million of non-cash stock compensation while first quarter 2021 included a $15.6 million charge from the change in fair-value of earn out liabilities and $6.9 million of non-cash stock compensation expense.

•

First quarter 2022 net loss of $(42.8) million improved from $(82.6) million in the first quarter of 2021. First quarter 2022 net loss includes a gain on extinguishment of debt of $2.0 million and $7.7 million in net charges from the changes in fair-value of warrants and initial issuance of equity, while first quarter 2021 included $50.3 million of net charges from the changes in fair-value of warrants and cancellation of warrants.

•	First quarter 2022 adjusted EBITDA decreased to $(4.5) million from $(1.2) million in the first quarter of 2021.
•	As planned, due to supply chain concerns, no new products were launched in the first quarter of 2022 compared with 21 in the first quarter of 2021.
•	Total cash balance at March 31, 2022 was $44.3 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “We enter the second quarter of 2022 with a strong balance sheet and a focus on retaining market share across our portfolio of brands despite the challenging macroeconomic conditions. Our efforts to optimize our financial strength and our investments in our team and infrastructure should allow us to weather the unpredictable environment and position us to drive growth both organically and through our accretive M&A strategy as the global supply chain stabilizes.”

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, May 9, 2022, at 5:00 p.m. Eastern Time.  To access the call, participants from within the U.S. should dial (877) 295-1077 and participants from outside the U.S. should dial (470) 495-9485 and provide the conference ID: 8791175.  Participants may also access the call through a live webcast at https://ir.aterian.io/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer product platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding the strength of our balance sheet; our ability to retain market share; our ability to optimize our financial strength; our ability  to weather the current environment; global supply chain disruptions and any easing of constraints thereon or any stabilization thereof; our expectations around organic growth and our M&A strategy; and the global macroenvironment. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; the impact of intangible assets such as goodwill, and other impairments;  disruptions to the Company's information technology systems, including but not limited to potential or actual security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories; our ability to generate profitability and stockholder value;

international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

ATERIAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2021	March 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$30,317	$44,281
Accounts receivable—net	10,478	5,870
Inventory	63,045	75,425
Prepaid and other current assets	21,034	13,440
Total current assets	124,874	139,016
PROPERTY AND EQUIPMENT—net	1,254	1,146
GOODWILL—net	119,941	90,921
OTHER INTANGIBLES—net	64,955	63,211
OTHER NON-CURRENT ASSETS	2,546	2,726
TOTAL ASSETS	$313,570	$297,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$32,845	$29,463
Accounts payable	21,716	22,894
Seller notes	7,577	4,081
Contingent earn-out liability	3,983	6,448
Warrant liability	—	20,861
Accrued and other current liabilities	17,621	15,412
Total current liabilities	83,742	99,159
OTHER LIABILITIES	360	509
CONTINGENT EARN-OUT LIABILITY	5,240	—
Total liabilities	89,342	99,668
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 55,090,237 shares outstanding at December 31, 2021; 500,000,000 shares authorized and 62,348,318 shares outstanding at March 31, 2022	5	6
Additional paid-in capital	653,650	669,720
Accumulated deficit	(428,959)	(471,735)
Accumulated other comprehensive loss	(468)	(639)
Total stockholders’ equity	224,228	197,352
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$313,570	$297,020

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2022
NET REVENUE	$48,136	$41,673
COST OF GOODS SOLD	22,073	18,066
GROSS PROFIT	26,063	23,607
OPERATING EXPENSES:
Sales and distribution	25,069	22,974
Research and development	2,124	1,144
General and administrative	10,976	9,541
Impairment loss on goodwill	—	29,020
Change in fair value of contingent earn-out liabilities	15,645	(2,775)
TOTAL OPERATING EXPENSES:	53,814	59,904
OPERATING LOSS	(27,751)	(36,297)
INTEREST EXPENSE—net	4,420	802
GAIN ON EXTINGUISHMENT OF SELLER NOTE	—	(2,012)
LOSS ON INITIAL ISSUANCE OF EQUITY	—	5,835
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	30,202	1,879
LOSS ON INITIAL ISSUANCE OF WARRANT	20,147	—
OTHER EXPENSE	33	(25)
LOSS BEFORE INCOME TAXES	(82,553)	(42,776)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	$(82,553)	$(42,776)
Net loss per share, basic and diluted	$(3.15)	$(0.78)
Weighted-average number of shares outstanding, basic and diluted	26,225,383	55,141,448

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2022
OPERATING ACTIVITIES:
Net loss	$(82,553)	$(42,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,204	1,846
Provision for sales returns	(100)	109
Amortization of deferred financing costs and debt discounts	3,963	106
Change in fair value of warrants	—	1,879
Stock-based compensation	6,899	2,865
Loss (Gain) from change in contingent liabilities fair value	15,645	(2,775)
Loss in connection with warrant fair value	30,202	—
Loss on initial issuance of warrant	20,147	—
Gain in connection with settlement of note payable	—	(2,012)
Loss on initial issuance of equity	—	5,835
Impairment loss on goodwill	—	29,020
Changes in assets and liabilities:
Accounts receivable	(1,445)	4,608
Inventory	(15,355)	(12,380)
Prepaid and other current assets	(4,675)	410
Accounts payable, accrued and other liabilities	17,573	95
Cash used in operating activities	(8,495)	(13,170)
INVESTING ACTIVITIES:
Purchase of fixed assets	(20)	(16)
Purchase of Healing Solutions assets	(15,280)	—
Cash used in investing activities	(15,300)	(16)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	8,939	—
Proceeds from cancellation of warrant	16,957	—
Proceeds from exercise of stock options	8,749	—
Proceeds from equity offering, net of issuance costs	—	27,007
Repayments on note payable to Smash	(4,737)	(1,084)
Borrowings from MidCap credit facility	14,531	30,357
Repayments for MidCap credit facility	(12,325)	(33,845)
Deferred financing costs from MidCap credit facility	(151)	—
Repayments for High Trail term loan	(5,400)	—
Borrowings from High Trail term loan note 2	14,025	—
Debt issuance costs from High Trail Term Loan	(1,136)	—
Insurance obligation payments	(951)	(719)
Cash provided by financing activities	38,501	21,716
EFFECT OF EXCHANGE RATE ON CASH	(99)	(171)
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	14,607	8,359
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	30,097	38,315
CASH AND RESTRICTED CASH AT END OF PERIOD	$44,704	$46,674
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$34,995	$44,281
RESTRICTED CASH—Prepaid and other assets	9,580	2,264
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$44,704	$46,674
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$252	$357
Non-cash consideration paid to contractors	$3,427	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt issuance costs not paid	$246	$—
Original issue discount	$2,475	$—
Fair value of contingent consideration liability	$16,557	$—
Discount of debt relating to warrants issuance	$7,740	$—
Issuance of common stock in connection with acquisition	$39,454	$—
Issuance of common stock for settlement of seller note	$—	$767
Fair value of warrants issued in connection with equity offering	$—	$18,982
Equity fundraising costs not paid	$—	$166
Common stock issued for warrants	$1,125	$—

See notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of our on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different from the non-GAAP financial measures used by other companies.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses).  As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors.  Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business.  All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue.  Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), to gross margin to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses).  By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.  We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expense necessary to operate our business;
•	research and development expenses necessary for the development, operation and support of our software platform;
•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes.  Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,
	2021	2022
	(in thousands, except percentages)
Net loss	$(82,553)	$(42,776)
Add:
Interest expense, net	4,420	802
Depreciation and amortization	1,204	1,846
EBITDA	(76,929)	(40,128)
Other expense (income), net	33	(25)
Impairment loss on goodwill	—	29,020
Change in fair value of contingent earn-out liabilities	15,645	(2,775)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	1,808	—
Gain on extinguishment of seller note	—	(2,012)
Loss on initial issuance of equity	—	5,835
Change in fair market value of warrant liability	30,202	1,879
Loss on initial issuance of warrant	20,147	—
Professional fees related to acquisitions	449	—
Litigation reserve	—	800
Transition cost from acquisitions	552	—
Stock-based compensation expense	6,899	2,865
Adjusted EBITDA	$(1,194)	$(4,541)
Net loss as a percentage of net revenue	(171.5)%	(102.6)%
Adjusted EBITDA as a percentage of net revenue	(2.5)%	(10.9)%

Contribution Margin

Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended March 31,
	2021	2022
	(in thousands, except percentages)
Gross Profit	$26,063	$23,607
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	1,808	—
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(21,737)	(19,777)
Contribution margin	$6,134	$3,830
Gross Profit as a percentage of net revenue	54.1%	56.6%
Contribution margin as a percentage of net revenue	12.7%	9.2%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.      Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These costs primarily reflect the estimated variable costs related to the sale of a product.

ii.     Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.    Milk phase or Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. In order to enter the milk phase, a product must be well received and become a strong leader in its category in both customer satisfaction and volume sold as compared to its competition. Products in the milk phase that have achieved profitability should benefit from pricing power and we expect their profitability to increase accordingly. To date, none of our products have achieved the milk phase and we can provide no assurance that any of our products will do so in the future.

The following tables break out our first quarter 2021 and 2022 results of operations by our product phases (in thousands):

	Three months ended March 31, 2021 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$41,994	$2,599	$3,543	$—	$—	$48,136
COST OF GOODS SOLD	17,298	1,452	3,323	—	—	22,073
GROSS PROFIT	24,696	1,147	220	—	—	26,063
OPERATING EXPENSES:
Sales and distribution	18,816	1,397	1,518	2,383	955	25,069
Research and development	—	—	—	1,241	883	2,124
General and administrative	—	—	—	5,915	5,061	10,976
Change in fair value of contingent earn-out liabilities	—	—	—	15,645	—	15,645

	Three months ended March 31, 2022 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$37,964	$837	$2,872	$—	$—	$41,673
COST OF GOODS SOLD	15,749	411	1,906	—	—	18,066
GROSS PROFIT	22,215	426	966	—	—	23,607
OPERATING EXPENSES:
Sales and distribution	17,479	535	1,762	2,851	347	22,974
Research and development	—	—	—	870	274	1,144
General and administrative	—	—	—	7,297	2,244	9,541
Impairment loss on goodwill	—	—	—	29,020	—	29,020
Change in fair value of contingent earn-out liabilities	—	—	—	(2,775)	—	(2,775)